Exhibit 10.27

AMENDMENT NUMBER TWO
TO LEASE BETWEEN
GATEWAY REALTY TRUST
AND
Acer Therapeutics Inc.

THIS AMENDMENT made this October 15, 2021 between Commonwealth Development LLC (formerly Commonwealth Development Group LLC), as TRUSTEE of the GATEWAY REALTY TRUST, a Massachusetts nominee trust, under an Amended and Restated Declaration of Trust dated as of November 30, 1998 (amending and restating a Declaration of Trust dated March 1, 1968, recorded with Middlesex County (South) Registry of Deeds (the “Registry”) in Book 11478, Page 134, as amended) and recorded with the Registry in Book 29595, Page 469 as affected by trustee appointments and resignations recorded with the Registry in Book 31343 at Pages 596-598 and Book 31847 at Page 3, as amended, and having offices at One Gateway Center, Newton, Massachusetts 02458 (“Landlord”), and Acer Therapeutics Inc., a Delaware corporation, with offices located in Newton, Massachusetts (“Tenant”).

WITNESSETH THAT,

WHEREAS, by Lease dated March 6, 2018, (as may be amended from time to time, the “Lease”), Landlord demised and leased to Tenant approximately 2,760 rentable square feet on the third floor of Landlord's building (the “Building”) known as One Gateway Center in Newton, Massachusetts.

WHEREAS, by an Amendment Number One to Lease dated March 5, 2019 (“Amendment One”), the Term was extended through May 31, 2022 and the size of the Premises was increased to 4,360 square feet of rentable on the third floor of the Building.

WHEREAS, the Landlord and Tenant desire to amend the Lease as follows.

NOW THEREFORE, in consideration of the mutual covenants contained herein, Landlord and Tenant agree that the Lease shall be and hereby is amended in the following respects:

1.	In Article 1.0, “REFERENCE DATA”, the definition of the defined term “Term Expiration Date:” shall be amended to read as follows: "December 31, 2022"
2.

The “Amendment Two Elimination Space” shall be approximately 2,760 rentable square feet on the third floor of the Building, the “Existing Space” as defined in Amendment One.  The “Amendment One Expansion Space” shall be approximately 1,600 square feet of rentable area, also on the third floor of the Building as “Amendment One Expansion Space” is defined in Amendment One.

3.	The “Amendment Two Elimination Date” shall be May 31, 2022.
4.

Effective on the Amendment Two Elimination Date, the Premises shall include only the Amendment One Expansion Space and the Term shall be deemed to have expired with respect to the Amendment Two Elimination Space as if the Amendment Two Elimination Date were, with respect to the Amendment Two Elimination Space, the Term Expiration Date set forth in the Lease.  Effective on the Amendment Two Elimination Date, Tenant shall have vacated the Amendment Two Elimination Space and the terms of the Lease applicable with respect to vacating the Premises and the condition of the Premises at the expiration of the Term, shall apply with respect to the Amendment Two Elimination Space.  With respect to Article 14.0, "HOLDOVER", for the purpose of calculating Rent payable with respect to the Amendment Two Elimination Space during a holdover period (which Rent shall be in addition to all other Rent), the “Rent and other sums payable under this Lease as of the last day of the Term of this Lease” shall be deemed to be the “Rent and other sums payable under this Lease as of the last day of the Term of this Lease” applicable for the Amendment One Expansion Space, prorated and scaled on a per-square-foot basis to reflect the size of the Amendment Two Elimination Space as applicable.

5.

Effective from and after the Amendment Two Elimination Date the Premises shall include only the Amendment One Expansion Space, a total of approximately 1,600 square feet of rentable area on the third floor of the Building.

6.	Effective from and after the Amendment Two Elimination Date, Exhibit A to the Lease shall include only Exhibit A attached to Amendment One.
7.

Effective from and after the Amendment Two Elimination Date, the definition of the defined term “Premises:” in Article 1.0, "REFERENCE DATA" shall be amended to read:

“Approximately 1,600 square feet of rentable area (the calculation of “rentable” area includes an allocation of the Building’s common areas) on the third floor of the Building, as more fully described in the Article of this Lease entitled “DESCRIPTION OF PREMISES”.”

8.	Effective from and after the Amendment Two Elimination Date, Tenant shall pay Annual Base Rent with respect to the Amendment One Expansion Space in accordance with the following table:
9.

Effective from and after the Amendment Two Elimination Date, no further Rent shall accrue with respect to the Amendment Two Elimination Space; provided, however, Tenant shall remain liable for all Rent and other obligations accruing prior to the Amendment Two Elimination Date as well as such other Tenant obligations which by their nature arise after the expiration of the Term, including, without limitation, damage to the Amendment Two Elimination Space and claims arising with respect to the Amendment Two Elimination Space against which Tenant has indemnified Landlord.

10.

Effective from and after the Amendment Two Elimination Date, the definition of the defined term “Security Deposit:” in Article 1.0 of the Lease, “REFERENCE DATA”, shall be amended to read:

“$10,620.00”

In the event the amount of the Security Deposit then held exceeds such amount, such excess shall, at Landlord’s election, be promptly refunded to Tenant or credited to the account of Tenant.

11.

Effective from and after the Amendment Two Elimination Date, the definition of the defined term, “Tenant's Proportionate Share of Operating Expenses:”, in Article 1.0 of the Lease, "REFERENCE DATA" shall be amended to read:

“1.01%”

12.

Effective from and after the Amendment Two Elimination Date, the definition of the defined term, “Tenant's Proportionate Share of Real Estate Taxes:”, in Article 1.0 of the Lease, "REFERENCE DATA" shall be amended to read:

“0.92%”

13.

Effective from and after the Amendment Two Elimination Date, the definition of the defined term, “Parking Spaces:”, in Article 1.0 of the Lease, “REFERENCE DATA”, shall be amended to read:

“3 Spaces in the Parking Areas”

14.

Tenant represents and warrants that, with respect to this Amendment, it has not directly or indirectly dealt with any broker.  Tenant agrees to save harmless and indemnify Landlord against any claims for a commission or other fee by any broker, person or firm whom the Tenant has dealt with in connection with this Amendment.

15.	Except as herein amended, all terms, conditions, covenants, agreements and provisions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals on the day and year first written above.

GATEWAY REALTY TRUST BY: Commonwealth Development LLC, as Trustee and not individually By _/s/ James A. Magliozzi___________ James A. Magliozzi, Manager	Acer Therapeutics Inc. By _/s/ Chris Schelling________________ Name: Chris Schelling Title: CEO / Founder , duly authorized